                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                             GEERLINGS & WADE, INC.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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960 Turnpike Street Canton, MA 02021

April 3, 2003

Dear Stockholder:

It is our pleasure to invite you to the 2003 Annual Meeting of Stockholders of Geerlings & Wade, Inc., a Massachusetts corporation, to be held on Tuesday, May 6, 2003 at 3:00 p.m. at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts 02110.

Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. You are accordingly urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. Your return of a proxy in advance will not affect your right to vote in person at the annual meeting.

We hope that you will be able to attend the annual meeting. The officers and directors of Geerlings & Wade look forward to seeing you at that time.

Sincerely,

Huib E. Geerlings

President, Chief Executive Officer and

Chairman of the Board of Directors

Geerlings & Wade, Inc.

960 Turnpike Street

Canton, Massachusetts 02021

Notice of Annual Meeting of Stockholders

To be held May 6, 2003

The 2003 Annual Meeting of Stockholders of Geerlings & Wade, Inc. will be held at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110, on Tuesday, May 6, 2003 at 3:00 p.m. for the following purposes:

1.	To re-elect two directors for a three-year term ending in 2006.

2.	To consider and act upon a proposal to amend and restate the Company’s Stock Option Plan to increase the authorized shares of Common Stock reserved for issuance thereunder from 600,000 to 925,000.

3.	To consider and act upon a proposal to ratify the appointment of BDO Seidman, LLP as independent certified public accountants of Geerlings & Wade for the fiscal year ending December 31, 2003.

4.	To transact such other business as may properly come before the annual meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 17, 2003 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

Whether or not you plan to attend, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,

DAVID R. PEARCE

Clerk

Canton, Massachusetts

April 3, 2003

Geerlings & Wade, Inc.

960 Turnpike Street

Canton, Massachusetts 02021

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by and on behalf of the Board of Directors of Geerlings & Wade, Inc., a Massachusetts corporation, for use at the annual meeting of stockholders to be held at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110 on Tuesday, May 6, 2003 at 3:00 p.m. and any adjournments thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Stockholders of record at the close of business on March 17, 2003 will be entitled to vote at the annual meeting of stockholders. On that date, there were 3,879,450 shares of common stock, par value $.01 per share, of Geerlings & Wade outstanding, the holders of which are entitled to one vote per share on each matter to come before the annual meeting. Proxies properly executed and returned will be voted at the annual meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR the re-election of the nominees for director set forth herein, FOR an increase of 325,000 shares in the aggregate number of shares reserved for issuance under the Company’s Stock Option Plan and FOR the ratification of the appointment of BDO Seidman, LLP as independent certified public accountants of Geerlings & Wade. Proxies will be voted in the discretion of the holders of the proxy in accordance with their best judgment with respect to any other business that may properly come before the annual meeting and all matters incidental to the conduct of the annual meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Clerk of Geerlings & Wade a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked. Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

Under Geerlings & Wade’s by-laws, a majority of the shares of Geerlings & Wade’s common stock issued and outstanding and entitled to vote will constitute a quorum for the annual meeting. For purposes of determining a quorum, abstentions, withheld votes or broker “non-votes” will be counted as present. Broker “non-votes” occur when Geerlings & Wade receives a proxy from a broker or nominee who does not have discretionary power to vote on a particular matter and the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the proxy.

It is expected that this proxy statement and the enclosed form of proxy together with the Geerlings & Wade annual report for the fiscal year ended December 31, 2002 will be mailed to stockholders on or about April 3, 2003.

RE-ELECTION OF DIRECTORS

(Proposal One)

Two directors are to be elected at the 2003 Annual Meeting of Stockholders for three-year terms that expire in 2006. The Board of Directors consists of six members. The Board of Directors was expanded from five to six directors on February 5, 2003 by a unanimous vote of the Board of Directors. This new director is a class I director and will be eligible for election at the 2004 Annual Meeting of Stockholders. The Board of Directors appointed Mr. Gordon Romer as a director by a unanimous vote on February 5, 2003 to fill the vacancy created by the enlargement of the Board. One other director has been elected to a term that ends in 2004, and two directors have been elected to terms that end in 2005, as indicated below. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which each proxy relates FOR the re-election of the nominees listed below for terms of three years expiring at the 2006 Annual Meeting of Stockholders and until successors are elected and qualified or until his or their earlier death, removal or resignation. The nominees named below are presently serving as directors of Geerlings & Wade. The nominees are expected to be available for election and to be able to serve. If a nominee should become unavailable, however, such proxy will be voted for a substitute nominee designated by the Board of Directors. The two nominees for election as directors at the annual meeting receiving the greatest number of votes properly cast for election of directors shall be elected.

Set forth below is certain information concerning the nominees and the other incumbent directors:

Nominees for Re-Election as Directors at the Annual Meeting

John M. Connors, Jr.—Mr. Connors has served as a director of Geerlings & Wade since June 1997. Mr. Connors, who was a founding partner in 1968 of Hill, Holliday, Connors, Cosmopulos, Inc., a leading full-service marketing communications company, currently serves as Hill, Holliday’s Chairman and Chief Executive Officer. Hill, Holliday is a member of the Interpublic Group of Companies, Inc. Mr. Connors is the Chairman of the Board of Directors of Partners HealthCare System, Inc. and is Chairman of the Board of Trustees of Boston College, a member of the Board of Trustees of Brandeis College and a member of the Board of Directors of the John Hancock Financial Services, Inc. Mr. Connors received his Bachelor of Science degree from Boston College in 1963. Mr. Connors is 60 years old.

Huib E. Geerlings—Mr. Geerlings has served as Chairman of Geerlings & Wade’s Board of Directors since June 1988 and has served as its President and Chief Executive Officer since July 2002. In addition, from 1988 to 1995, he served as Geerlings & Wade’s Chief Executive Officer. From 1996 to February 2003 (active to November 2002), Mr. Geerlings served as Chairman and Chief Technology Officer of Verbind, Inc., a software company that he founded. Mr. Geerlings received his undergraduate degree and his Masters in Business Administration from Erasmus University in Rotterdam. Mr. Geerlings is 48 years old.

Directors Whose Terms Expire in 2004

Robert L. Webb—Mr. Webb has been a director of Geerlings & Wade since its initial public offering in June 1994. In 1989, Mr. Webb co-founded Catalog Ventures, Inc., a wholly-owned subsidiary of Potpourri Holdings, Inc., which publishes ten national direct-mail consumer gift catalogs, and he has served as its Vice President since 1997. Mr. Webb also co-founded Webb & Co., a direct marketing consulting firm, where he served as President and Chief Executive Officer from 1973 until 1997. Mr. Webb received his undergraduate degree from the United States Air Force Academy and holds a masters degree from the Fletcher School of International Law and Diplomacy of Tufts University. Mr. Webb is 55 years old.

Gordon Romer—Mr. Romer was appointed as a director of Geerlings & Wade on February 5, 2003. Mr. Romer has served as Chief Executive Officer of Site of Care Systems, a medical software and service company based in San Francisco, California since May 2000. Prior to this role, Mr. Romer served as Chairman and Chief Executive Officer of SOLION, a national distribution company he founded in 1994. Prior to this, Mr. Romer served as Vice President of VERSYSS, a software developer based in Boston, Massachusetts. Mr. Romer received his Bachelor of Science degree from Rochester Institute of Technology in 1977. Mr. Romer is 47 years old.

Directors Whose Terms Expire in 2005

James C. Curvey—Mr. Curvey has been a director of Geerlings & Wade since its initial public offering in June 1994. Mr. Curvey served as Vice Chairman of Fidelity Investments, an investment management company, and Head of Fidelity Strategic Investments from July 2000 to December 2002, when he retired from Fidelity. Prior to this role, Mr. Curvey served as President and Chief Operating Officer of Fidelity Investments since May 1997. Mr. Curvey serves on the Board of Directors of COLT Telecom Group plc and several nonprofit and educational institutions. Mr. Curvey received his Bachelor of Science from Villanova University in 1957 and his Master of Arts from George Washington University in 1962. Mr. Curvey is 67 years old.

John J. Remondi—Mr. Remondi has been a director of Geerlings & Wade since November 2000. Mr. Remondi has served as President of Fidelity Investors Management LLC (FIML) since May 1998. Prior to this role, Mr. Remondi was Vice President of FMR Corp. and Managing Director of Fidelity Ventures. Mr. Remondi joined Fidelity in 1983 as Chief Financial Officer for FMR Corp. and served in the position until joining Fidelity Ventures in 1991. Mr. Remondi is a director of The Strober Organization, Inc. and W.R. Hambrecht + Co., and he serves on the Boards of several non-profit organizations. Mr. Remondi is a graduate of Boston College and Boston University School of Management. Mr. Remondi is 66 years old.

Meetings and Committees of the Board of Directors

In fiscal 2002, the Board of Directors held six meetings and acted by unanimous written consent in lieu of a meeting on four occasions. During fiscal 2002, each director, except Mr. Connors and Mr. Curvey, attended at least 75% of the aggregate number of Board meetings and meetings of any committee of which he was a member.

The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a standing nominating committee.

The Audit Committee was established in June 1994. It held six meetings during fiscal 2002 and acted by unanimous written consent in lieu of a meeting on one occasion. The Audit Committee currently consists of three directors: Messrs. Connors, Remondi and Webb, all of whom are independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(14) and as required by Rule 4350(d)(2). The duties of the Audit Committee are (i) to review with management and the independent public accountants the scope and results of any and all audits, the nature of any other services provided by the independent public accountants, changes in the accounting principles applied to the presentation of Geerlings & Wade’s financial statements, and any comments by the independent public accountants on Geerlings & Wade’s policies and procedures with respect to internal accounting, auditing and financial controls and (ii) to make recommendations to the Board of Directors on the engagement of the independent public accountants. The Board of Directors has adopted a written charter of the Audit Committee, and the Audit Committee evaluates its sufficiency on an annual basis.

The Compensation Committee was established in June 1994. It held no meetings in separate session during fiscal 2002, and it acted by unanimous written consent in lieu of a meeting on one occasion. The Compensation Committee currently consists of three directors: Messrs. Curvey, Remondi and Webb, all of whom are “non-employee directors” as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The duties of the Compensation Committee are to recommend compensation arrangements for the President and Chief Executive Officer and review annual compensation arrangements for all other officers and significant employees. The Compensation Committee also has the responsibility to administer Geerlings & Wade’s Stock Option Plan. Accordingly, the Compensation Committee has the discretionary authority, not inconsistent with the express provisions of the Stock Option Plan, to (i) grant option awards to eligible persons, (ii) determine the time or times when awards shall be granted and the number of shares of Geerlings & Wade common stock subject to each award, (iii) designate options as incentive options, (iv) determine the terms and conditions of each award, (v) prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Stock Option Plan and to change such forms from time to time, (vi) adopt, amend, and rescind rules and regulations for the administration of the Stock Option Plan, and (vii) interpret the Stock Option Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Stock Option Plan. No member of this committee was an officer or employee of Geerlings & Wade during fiscal 2002.

Directors’ Compensation

In fiscal 2002, each director of Geerlings & Wade who was not an employee of Geerlings & Wade was paid $750 for each meeting of the Board of Directors attended by such director. Currently, Huib Geerlings is the only member of the Board of Directors who is also an employee of Geerlings & Wade. In addition, pursuant to the Non-Employee Director Stock Option Plan, non-employee directors receive options to purchase 2,500 shares of Geerlings & Wade common stock upon their election and each year upon the anniversary of their election to the Board of Directors. The options granted under the Non-Employee Stock Option Plan are granted at fair market value and become exercisable in three equal annual installments commencing on the first anniversary of the date of grant.

Prior to his appointment as President and Chief Executive Officer in November 2002, Mr. Geerlings had a consulting arrangement with Geerlings & Wade, whereby he provided, at the request of Geerlings & Wade, consulting services in connection with Geerlings & Wade’s marketing efforts and also provided Geerlings & Wade with the right to use his name in connection with Geerlings & Wade’s marketing literature. Pursuant to this arrangement, Geerlings & Wade paid Mr. Geerlings a fee of $3,000 per month for his consulting services and provided free coverage under its health plan to Mr. Geerlings and his family into November 2002. The consulting arrangement was terminated in November 2002 upon Mr. Geerlings’ appointment as President and Chief Executive Officer of the Company. From July 1, 2002 until his appointment by the Board of Directors as President and Chief Executive Officer in November 2002, Mr. Geerlings served as interim Chief Executive Officer and President under a separate consulting arrangement with Geerlings & Wade. Pursuant to this arrangement, Geerlings & Wade paid Mr. Geerlings a fee of $20,125. The consulting arrangement was terminated in November 2002 upon Mr. Geerlings’ appointment as President and Chief Executive Officer of the Company. Mr. Geerlings formerly served as Chairman and Chief Technology Officer of Verbind, Inc. until he resigned in February 2003. Mr. Geerlings also received indirect benefits from Geerlings & Wade during fiscal 2002 from the acquisition by Geerlings & Wade of hardware and software developed by Verbind, Inc. During the fiscal year ended December 31, 2002, Verbind, Inc. was paid $65,915.

The Board of Directors Recommends a Vote FOR the Re-Election

of the Nominees Described Above.

APPROVAL OF INCREASE IN SHARES RESERVED FOR ISSUANCE

UNDER THE COMPANY’S STOCK OPTION PLAN

(Proposal Two)

Stock Option Plan

The Company’s Stock Option Plan (the “Stock Option Plan”) was adopted to advance the Company’s interests by enhancing its ability to attract and retain able employees and others in a position to make significant contributions to the success of the Company through ownership of shares of Common Stock. On the date hereof, approximately 100 individuals are eligible to participate in the Stock Option Plan. A total of 600,000 shares of Common Stock is currently reserved for issuance under the Stock Option Plan, subject to adjustment for stock dividends and similar events.

Proposal

Stockholders are being requested at the Annual Meeting to approve an amendment to the Stock Option Plan to increase the total number of shares reserved for issuance under the Stock Option Plan by 325,000 shares to a total of 925,000 shares. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the increase in the number of shares reserved for issuance under the Stock Option Plan by 325,000. The affirmative vote of the holders of a majority of shares properly cast at the Annual Meeting, in person or by proxy, on the proposal to increase the number of shares reserved for issuance under the Stock Option Plan is required for the approval of the amendment to the Stock Option Plan.

The Stock Option Plan, as proposed to be amended and restated, is printed in full and attached to this Proxy Statement as Annex A and is incorporated herein by reference. The summary of the Stock Option Plan appearing under the subheading “Plan Description” is qualified in its entirety by reference to the full text of the Stock Option Plan.

Prior Amendments

The Stock Option Plan was adopted by the Board of Directors of the Company on June 24, 1993, and subsequently amended on February 28, 1994 and April 8, 1994. The stockholders of the Company adopted the Stock Option Plan, as amended, on April 8, 1994.

On November 1, 1994, the Board of Directors voted to amend the Stock Option Plan by increasing the number of shares of Common Stock reserved for issuance thereunder to 300,000 shares, and the stockholders of the Company approved such increase on May 18, 1995.

On February 1, 1995, the Board of Directors voted to further amend the Stock Option Plan by increasing the number of options, which may be granted to an individual employee to a total of 100,000, and the stockholders of the Company approved such amendment on May 18, 1995.

On February 27, 1996, the Board of Directors voted to effectuate a change in the exercise price of options issued and outstanding under the Stock Option Plan as of such date. Active employees who were holders of options with an exercise price greater than $8.00 per share were permitted to effectively exchange such options for options with an exercise price of $8.00 per share. The Board of Directors determined that such options should be reissued at $8.00 per share, which was then higher than the fair market value of a share of the Common Stock, because the Common Stock was priced at $8.00 in connection with the Company’s initial public offering in June 1994. The Board of Directors thus terminated the existing options and reissued options for an equal number of shares with identical provisions, except for a new exercise price of $8.00. The stockholders of the Company approved such changes on May 14, 1996.

On February 24, 1997, the Board of Directors again voted to amend the Stock Option Plan by increasing the number of shares of Common Stock reserved for issuance thereunder to 450,000 shares, and the stockholders of the Company approved such increase on May 13, 1997.

On February 24, 1998, the Board of Directors voted to amend the Stock Option Plan to increase the number of options that could be granted to an individual participant thereunder to 150,000, and the stockholders of the Company approved such increase on May 12, 1998.

On April 2, 1999, the Board of Directors voted to amend the Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder to 600,000 shares and to increase the number of options that could be granted to an individual participant thereunder to 250,000, and the stockholders of the Company approved such amendment on May 11, 1999.

On February 5, 2003, the Board of Directors voted to amend the Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder to 925,000 shares, and the Board requests the stockholders of the Company to approve such increase.

Plan Description

Options granted under the Stock Option Plan may be in the form of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), or options that are not incentive options, or both. Incentive options may only be granted to “employees” as defined in the Code or regulations thereunder applicable to incentive stock options. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors of the Company which has discretionary authority to (i) grant option awards to eligible persons, (ii) determine the time or times when awards shall be granted and the number of shares of Common Stock subject to each award, (iii) designate options as incentive options, (iv) determine the terms and conditions of each award, (v) prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Stock Option Plan and to change such forms from time to time, (vi) adopt, amend, and rescind rules and regulations for the administration of the Stock Option Plan, and (vii) interpret the Stock Option Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Stock Option Plan. Under the Stock Option Plan, options granted to directors or executive officers may only be granted by a committee of the Board of Directors comprised of “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Options are granted to participants under the Plan as a form of compensation for services provided to the Company by such participants; the Company receives no consideration for the grant of such options. The market value of the Common Stock underlying the options, based on the closing price on the NASDAQ SmallCap Market System on March 17, 2003, was $1.57 per share.

The exercise price of each option is determined by the Compensation Committee, but in the case of an incentive option, the price shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent stockholder) of the fair market value of the Common Stock at the time the option is granted, nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. The latest date on which an option may be exercised shall be the date, which is ten years (five years, in the case of an incentive option granted to a ten-percent stockholder) from the date the option was granted, or such earlier dates as may be specified by the Compensation Committee. An option may be exercised by payment of the option price (i) in cash or (ii) if permitted by the Compensation Committee, through the delivery of shares of Common Stock having a fair market value equal to the purchase price, or by any combination of any permissible forms of payment. No awards may be transferred other than by will or by the laws of descent and distribution, and during the participant’s lifetime only such participant may exercise an award. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Compensation Committee may substitute or adjust the aggregate number of shares reserved for issuance under the Stock Option Plan and in the number and purchase price (if any) of shares subject to such awards, or accelerate, amend or terminate awards. Upon termination of employment or other service relationship with the Company, (x) options not exercisable immediately prior to the termination shall terminate, and (y) to the extent exercisable immediately prior to termination, the option shall continue to be exercisable during the period prior to the expiration date and within 60 days following termination (180 days if termination by reason of death), unless termination is “for cause,” as defined in the Stock Option Plan, in which case all awards terminate immediately.

Federal Tax Effects

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the option holder or a deduction to the Company. However, option holders exercising incentive stock options may become subject to the alternative minimum tax by reason of that exercise. If the stock received upon the exercise of an incentive stock option is held for at least two years from the date of grant and at least one year from the date of exercise, any gain or loss recognized from the disposition of the stock will be considered capital gain or loss and will be taxable accordingly. If shares received upon exercise of an incentive stock option are disposed of before the holding period requirements described above have been satisfied (a “disqualifying disposition”), the option holder will realize ordinary income, equal in general to the difference between the option price and the value of the stock at the date of exercise. A corresponding deduction will be available to the Company.

In the case of nonstatutory options, no income results upon the grant of the option. When an option holder exercises a nonqualified option, he or she will realize ordinary income, subject to withholding, equal in general to the difference between the option price and the value of the stock at the date of exercise. A corresponding deduction will be available to the Company. To the extent that incentive stock options awarded to any individual first become exercisable in any calendar year for stock having a fair market value in excess of $100,000 as of the grant-date, they will be taxable as nonstatutory options.

Section 162(m) of the Internal Revenue Code limits to $1 million the deduction a public corporation may claim with respect to the remuneration paid in any year to any of the corporation’s top five officers. The deduction limitation is subject to a number of important exceptions, including an exception for so-called “performance based” compensation. It is anticipated that options granted under the Stock Option Plan will be eligible for an exception from the $1 million deduction limitation.

The foregoing summarizes the federal income tax consequences associated with the Stock Option Plan. It does not address all federal income tax consequences or other federal tax consequences associated with the Stock Option Plan, nor does it address non-U.S., state or local tax consequences.

Other Information

The Company expects to register the additional 325,000 shares reserved for issuance under the Stock Option Plan under the Securities Act of 1933, as amended, and apply for their inclusion on the NASDAQ SmallCap Market System following the Annual Meeting.

New Plan Benefits

The future benefits or amounts that will be received under the Stock Option Plan by the executive officers are not determinable at this time, except as to our chief executive officer, Huib Geerlings. The following table shows the number of options to be granted to Mr. Geerlings out of the additional 325,000 shares to be reserved for issuance under the Stock Option Plan.

Name and Position	Number of Shares Subject to Options Granted under the Company’s Stock Option Plan		Dollar Value
Huib E. Geerlings, President, CEO and Director	178,000	(1)	$108,580	(2)
All Executive Officers as a Group	178,000	(1)	$108,580	(2)
All Non-Executive Directors as a Group	N/A		N/A
All Non-Executive Officers as a Group	N/A		N/A

(1)	Mr. Geerlings was issued 200,000 non-qualified stock options on February 5, 2003 with an exercise price of $0.96. 22,000 of those options are from the current pool of options available under the Stock Option Plan. 178,000 of those options have been granted to Mr. Geerlings out of the additional 325,000 shares to be reserved for issuance under the Stock Option Plan, subject to shareholder approval.
(2)	The dollar value of the options will depend on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise (the “option spread”). The dollar value of the options shown above represents the option spread as of March 17, 2003.

As the future benefits and amounts under the Stock Option Plan are not determinable as to the other executive officers of the Company, the following table shows historical information as to the number of options granted to executive officers and the groups under the Stock Option Plan during the Company’s 2002 fiscal year.

Name and Position	Number of Shares Subject to Options Granted under the Company’s Stock Option Plan in Fiscal 2002
Huib E. Geerlings, President, CEO and Director	0
David R. Pearce, Chief Financial Officer	0
Richard E. Libby, Chief Marketing Officer	0
Gregg A. Kober, Vice President of Operations	0
All Executive Officers as a Group	0
All Non-Executive Directors as a Group	N/A	(1)
All Non-Executive Officers as a Group	50,000	(2)

(1)	Non-Executive Directors of the Company are issued options from time to time under the Non-Employee Director Stock Option Plan.
(2)	Represents options issued to Paul Pellman on May 10, 2002. Mr. Pellman resigned from his position with the Company prior to the vesting of any of his options, and his options terminated. Therefore, no dollar value is attributable to such options.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company also maintains the Non-Employee Director Stock Option Plan (the “Director Stock Option Plan”), which was initially adopted and approved by the Board of Directors and the stockholders of the Company on April 8, 1994 and was amended and restated by the Board of Directors on February 24, 1998 and approved by the stockholders of the Company on May 12, 1998.

The following table gives information about awards under the Stock Option Plan and the Director Stock Option Plan as of December 31, 2002:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	240,521	$4.61	271,809	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	240,521	$4.61	271,809	(1)

(1)	Does not include 325,000 shares available for issuance under the Stock Option Plan upon approval of the proposed amendment of the Stock Option Plan described above.

The Board of Directors Recommends a Vote FOR the Approval of an Amendment to the Stock Option Plan to Increase the Total Number of Shares Reserved for Issuance Described Above.

RATIFICATION OF THE SELECTION

OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(Proposal Three)

The Board of Directors, upon the recommendation of the Audit Committee, has selected BDO Seidman, LLP as independent certified public accountants for the year ending December 31, 2003. BDO Seidman acted as independent certified public accountants for Geerlings & Wade during the year ended December 31, 2002. Fees billed to Geerlings & Wade for professional services rendered by BDO Seidman during 2002 were as follows: Audit Fees: $10,150; Financial Information Systems Design and Implementation Fees: $0; and All Other Fees: $8,650, for tax preparation and tax consultation services. We expect that representatives from BDO Seidman will be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire. Arthur Andersen LLP previously served as the Company’s independent public accountants. Representatives of Arthur Andersen will not be present at the Annual Meeting.

Effective July 1, 2002, the Company dismissed Arthur Andersen as its independent public accountants and thereafter appointed BDO Seidman as its new independent certified public accountants. The decision to dismiss Arthur Andersen LLP and to retain BDO Seidman was approved by the Audit Committee. The Company signed a formal engagement letter with BDO Seidman on August 12, 2002.

Arthur Andersen’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through July 1, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through July 1, 2002.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter, dated July 1, 2002, stating their agreement with these statements is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2002.

During the Company’s two most recent fiscal years ended December 31, 2001 and through the date on which the Audit Committee authorized the engagement of BDO Seidman, the Company did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events required to be disclosed under Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors recommends the ratification by the stockholders of the appointment by the Board of Directors of BDO Seidman as Geerlings & Wade’s independent certified public accountants for the fiscal year ending December 31, 2003. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the ratification of the appointment of BDO Seidman. The affirmative vote of the holders of a majority of shares properly cast at the Annual Meeting on the proposal, in person or by proxy, is required to ratify the appointment of BDO Seidman. In the event that the stockholders do not ratify the appointment of BDO Seidman as Geerlings & Wade’s independent accounting firm, the Board of Directors will consider the selection of another firm of independent accountants.

The Board of Directors Recommends a Vote FOR the Ratification of the Selection of Independent Certified Public Accountants Described Above.

EXECUTIVE COMPENSATION; CERTAIN ARRANGEMENTS

Executive Officers of Geerlings & Wade

The following table sets forth certain information with respect to the executive officers of Geerlings & Wade and other significant employees as of March 17, 2003. Geerlings & Wade’s officers serve at the discretion of the Board of Directors.

Name	Age	Position
Huib E. Geerlings	48	President and Chief Executive Officer
David R. Pearce	44	Chief Financial Officer, Treasurer and Clerk
Richard E. Libby	47	Chief Marketing Officer
Gregg A. Kober	40	Vice President of Operations

Huib E. Geerlings—Mr. Geerlings has served as Chairman of Geerlings & Wade’s Board of Directors since June 1988 and has served as its President and Chief Executive Officer since July 2002. In addition, from 1988 to 1995, he served as Geerlings & Wade’s Chief Executive Officer. From 1996 to February 2003 (active to November 2002), Mr. Geerlings served as Chairman and Chief Technology Officer of Verbind, Inc., a software company that he founded. Mr. Geerlings received his undergraduate degree and his Masters in Business Administration from Erasmus University in Rotterdam.

David R. Pearce—Mr. Pearce has been Vice President of Geerlings & Wade since July 2002 and was Vice President of Geerlings & Wade from November 1996 to April 2000. He served as President and Chief Executive Officer of Geerlings & Wade from April 2000 to July 2002. He has served as Clerk of Geerlings & Wade since July 2000, Treasurer of Geerlings & Wade since February 1997 and Chief Financial Officer of Geerlings & Wade since November 1996. Prior to joining Geerlings & Wade, Mr. Pearce served as Chief Financial Officer of State Line Tack, Inc. from January 1995 to August 1996 and served as a director of State Line Tack from 1993 to 1996. Mr. Pearce is a Trustee of Kensington Funds. Mr. Pearce received his undergraduate degree from Brown University and his Masters of Business Administration from the University of California, Berkeley.

Richard E. Libby—Mr. Libby joined Geerlings & Wade in September 2001 as Chief Marketing Officer. Prior to joining Geerlings & Wade, Mr. Libby served as President of Movecentral.com since 1998. Movecentral.com, which was sold to Monstermoving in 2000, is a move planning and relocation assistance company selling through online and direct marketing channels. Prior to joining Movecentral.com, Mr. Libby worked for Cendant Corporation since 1994 and served as a Senior Vice President there since 1996. Cendant Corporation is primarily a provider of travel and residential real estate services. Mr. Libby developed new marketing channels for Cendant’s real estate, travel and membership businesses. Mr. Libby is a graduate of New Hampshire College.

Gregg A. Kober—Mr. Kober has been Vice President of Operations for Geerlings & Wade since May 2000. He joined Geerlings & Wade in September 1996. Prior to joining Geerlings & Wade, Mr. Kober served as the Manager of Business Operations at the Bose Corporation where he had been employed since 1989. Mr. Kober is a graduate of Northeastern University.

Other Key Personnel

Geerlings & Wade’s other key personnel are:

Name	Age	Position
Iveta Estrella	31	Controller and Assistant Clerk
Paul Hambelton	37	Vice President of Marketing
Francis A. Sanders	47	Wine Director

Iveta Estrella—Ms. Estrella joined Geerlings & Wade in January 1994. She was appointed Controller and Assistant Clerk of Geerlings & Wade in May 2000. Ms. Estrella received her Bachelor of Arts degree in Accounting from Rhode Island College.

Paul Hambelton—Mr. Hambelton joined Geerlings & Wade in October 2001 as Vice President of Marketing. Prior to joining Geerlings & Wade, Mr. Hambelton was Vice President of Marketing for Insurance.com, an online insurance provider, since August 2000. Prior to joining Insurance.com, Mr. Hambelton was Vice President of Direct Marketing Services for Cross Country Group, a roadside assistance services company since May 1998. From 1996 to 1998, Mr. Hambelton worked as director, New Channels and Business Development for Cendant Corporation. Mr. Hambelton received his undergraduate degree from Worcester Polytechnic Institute and his Masters of Business Administration from MIT Sloan School of Management.

Francis Sanders—Mr. Sanders joined Geerlings & Wade in May 1997. Previously he served for eight years as the wine supervisor for Boston’s Blanchard’s retail chain and has over 23 years experience in the beverage industry. Mr. Sanders is a graduate of the University of Lowell.

Summary Compensation Table

The following summary compensation table sets forth compensation earned for all services rendered to Geerlings & Wade during each of the last three fiscal years, as applicable, by persons serving as Geerlings & Wade’s Chief Executive Officer and the other executive officers of Geerlings & Wade who earned salary and bonuses in excess of $100,000 for the year ended December 31, 2002, who are hereinafter referred to as “named executive officers.”

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options		All Other Compensation
Huib E. Geerlings President, Chief Executive Officer and Chairman	2002 2001 2000	16,154 — —	(1)	— — —		2,500 2,500 2,500	(2) (2) (2)	50,125 39,000 40,500	(1) (3) (4)
David R. Pearce Chief Financial Officer, Treasurer, and Clerk	2002 2001 2000	184,325 200,875 185,577		2,500 — 70,000	(5)	0 0 42,000	(6)	— — —
Richard E. Libby (7) Chief Marketing Officer	2002 2001 2000	180,000 45,000 —		34,818 10,000 —	(8)	— 50,000 —	(9)	— — —
Gregg A. Kober Vice President of Operations	2002 2001 2000	98,064 88,135 95,000		8,500 8,500 —	(10) (10)	— — 12,500	(11)	— — —

(1)	Mr. Geerlings served as interim President and Chief Executive Officer from July 2002 to November 2002 and received consulting fees in the amount of $20,125 for his service in such capacity. He also received fees in the aggregate amount of $30,000 for his service as a consultant to the Company prior to November 2002. In November 2002, he was appointed as President and Chief Executive Officer.
(2)	Mr. Geerlings has received a grant of non-qualified options to purchase 2,500 shares of the Company’s common stock on the anniversary of the date of his appointment to the Board of Directors, June 24, each year.
(3)	Represents $36,000 in consulting fees and $3,000 for Mr. Geerlings’ attendance at board meetings.
(4)	Represents $36,000 in consulting fees and $4,500 for Mr. Geerlings’ attendance at board meetings.
(5)	Mr. Pearce was awarded a performance bonus in 2002.

(6)	Mr. Pearce was awarded 42,000 incentive stock options on April 6, 2000.
(7)	Mr. Libby joined Geerlings & Wade in September 2001.
(8)	Mr. Libby was awarded a performance bonus in 2002.
(9)	Represents options to purchase shares of the Company’s common stock granted on October 2, 2001.
(10)	Mr. Kober was awarded a performance bonus in each of 2001 and 2002.
(11)	Represents options to purchase shares of the Company’s common stock granted on May 4, 2000.

Option Grants

The following table sets forth certain information regarding stock option grants made to the named executive officers in fiscal year 2002.

Option Grants in Last Fiscal Year

Individual Grants (1)

	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share ($/sh)	Expiration Date	Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5% ($)	10% ($)
Huib E. Geerlings	2,500	(3)	4.8%	$1.06	6/24/2012	$1,667	$4,223
David R. Pearce	0		—	—	—	—	—
Richard E. Libby	0		—	—	—	—	—
Gregg A. Kober	0		—	—	—	—	—

(1)	No stock appreciation rights were granted during fiscal 2002. All such options grants have a term of 10 years. All such options vest ratably on grant anniversary over a period of three years. All such options were granted at fair market value measured by the closing price for the Geerlings & Wade common stock on The NASDAQ SmallCap Market on the date of the grant.
(2)	The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.
(3)	Represents non-qualified options to purchase 2,500 shares of the Company’s common stock granted on June 24, 2002 to Mr. Geerlings under the Non-Employee Director Stock Option Plan prior to Mr. Geerlings’ appointment as President and Chief Executive Officer.

Option Values

The table below sets forth information for the named executive officers with respect to fiscal 2002 year-end option values.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Huib E. Geerlings	9,999	5,001	$0	$0
David R. Pearce	83,000	14,000	$0	$0
Richard E. Libby	16,666	33,334	$0	$0
Gregg A. Kober	23,333	4,167	$0	$0

(1)	The closing price for Geerlings & Wade’s common stock on The NASDAQ SmallCap Market on December 31, 2002, the last trading day of the fiscal year, was $0.77 per share.

Employment Arrangements

On November 15, 2002, Huib E. Geerlings and Geerlings & Wade entered into an employment agreement under which Mr. Geerlings has agreed to serve as Geerlings & Wade’s President and Chief Executive Officer. Pursuant to that agreement, Mr. Geerlings is paid a base salary of $200,000. Mr. Geerlings, under the terms of the agreement, is eligible to earn a bonus annually. The amount of such bonus, if any, shall be determined by the Board in its sole discretion. Mr. Geerlings’ employment is terminable at will at the option of Geerlings & Wade. If Geerlings & Wade terminates Mr. Geerlings’ employment for reasons other than for cause or disability, Mr. Geerlings shall receive a severance payment of $50,000, payable in three equal monthly installments, following the date of termination, and the Company shall continue to contribute for three months to the premium cost of Mr. Geerlings’ participation in the Company’s group medical and dental insurance plans in the same amount that it contributes for its active full-time employees. If Geerlings & Wade terminates Mr. Geerlings’ employment in the event of a change in control of Geerlings & Wade, Mr. Geerlings shall receive a lump-sum severance payment of $100,000 and the Company shall continue to contribute for six months to the premium cost of Mr. Geerlings’ participation in the Company’s group medical and dental insurance plans in the same amount that it contributes for its active full-time employees. Mr. Geerlings may terminate his employment upon sixty days’ notice to Geerlings & Wade. The agreement also contains certain confidentiality provisions and provides that while Mr. Geerlings is employed by Geerlings & Wade, for three months after his employment terminates and, in the event of a change in control of Geerlings & Wade, six months after his employment terminates, he shall not compete with Geerlings & Wade or its affiliates or engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with Geerlings & Wade including, without limitation, any activity that involves the retail sale of wine or wine accessories via the mails or the Internet.

Effective April 7, 2000, David R. Pearce and Geerlings & Wade entered into an agreement under which Mr. Pearce agreed to serve as Geerlings & Wade’s President and Chief Executive Officer. Under the original terms of that agreement, Mr. Pearce was paid a base salary of $200,000. He was granted 42,000 stock options for the Company’s common stock pursuant to that agreement. The stock options vest in three equal increments of 14,000 on the first, second, and third anniversary date of the agreement. Also pursuant to that agreement, Mr. Pearce was awarded a one-time retention bonus in the amount of $50,000 for being continuously employed by the Company through December 31, 2000. The agreement is terminable at will at the option of Geerlings & Wade or Mr. Pearce. If Geerlings & Wade terminates the agreement for reasons other than for cause, Mr. Pearce shall be entitled to a severance payment in the amount of $200,000, payable in twelve equal monthly installments, following his termination. The $200,000 severance payment will be reduced by 50% of the income Mr. Pearce receives from any position he takes with another company with a maximum reduction of $100,000. The agreement also provides that while Mr. Pearce is employed by Geerlings & Wade and for twelve (12) months after his employment terminates, he shall not compete with Geerlings & Wade or its affiliates or engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with Geerlings & Wade including, without limitation, any activity that involves the retail sale of wine or wine accessories via the mails or the internet. On July 1, 2002 when Mr. Pearce relinquished the positions of President and Chief Executive Officer to Mr. Geerlings and assumed his position of Vice President, Mr. Pearce and Geerlings & Wade amended the terms of his employment agreement by reducing Mr. Pearce’s base salary from $200,000 to $175,000. All other terms of Mr. Pearce’s agreement remain the same, and he continues to perform the duties of Chief Financial Officer, Treasurer, Clerk and Vice President.

On September 17, 2001, Richard E. Libby and Geerlings & Wade entered into an employment letter under which Mr. Libby agreed to serve as Geerlings & Wade’s Chief Marketing Officer. Pursuant to that letter, Mr. Libby is paid a base salary of $180,000. Mr. Libby was awarded a $10,000 signing bonus and, under the terms of the letter, is eligible to earn a bonus of up to $12,500 per calendar quarter during his employment based on achievement of mutually agreed upon targets. Mr. Libby was also granted 50,000 options to purchase the Company’s common stock. The stock options will vest in three equal increments on the first, second, and third anniversary of the date of grant. Mr. Libby’s employment is terminable at will at the option of Geerlings & Wade. Under the original terms of the letter, if Geerlings & Wade were to terminate Mr. Libby’s employment for reasons other than for cause or disability, Mr. Libby would be entitled to (i) three months’ salary continuation if the termination occurs after his continuous employment for three months or (ii) six months’ salary continuation if the termination occurs after his continuous employment for twelve months. On September 16, 2002, Richard Libby and Geerlings & Wade amended in writing the terms of the severance arrangement contained in his employment letter. Under the amendment, if Geerlings & Wade terminates Mr. Libby’s employment for reasons other than for cause or disability, Mr. Libby shall be entitled to three months’ salary continuation. Mr. Libby may terminate his employment upon sixty days’ notice to Geerlings & Wade. The letter also contains certain confidentiality provisions and provides that while Mr. Libby is employed by Geerlings & Wade and for twelve (12) months after his employment terminates, he shall not compete with Geerlings & Wade or its affiliates or engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with Geerlings & Wade including, without limitation, any activity that involves the retail sale of wine or wine accessories via the mails or the Internet.

RELATED PARTY TRANSACTIONS

The Company entered into a revolving credit facility for $800,000 with John M. Connors, Jr., James C. Curvey, John J. Remondi, Gordon Romer and Robert L. Webb, all of whom serve as directors, on February 24, 2003. The term of the loan extends through March 31, 2004, and the loan agreement contains customary terms and conditions. Under this facility, Mr. Connors has agreed to lend up to $100,000 to the Company; Mr. Curvey has agreed to lend up to $200,000 to the Company; Mr. Remondi has agreed to lend up to $200,000 to the Company; Mr. Romer has agreed to lend up to $100,000 to the Company; and Mr. Webb has agreed to lend up to $200,000 to the Company. Each lender is entitled to regular interest payments on any amounts outstanding and owing to them under the facility and their pro rata portion of an unused line fee of 1.5%. The interest rate on amounts outstanding is the greater of 6.0% or prime rate plus 3.0%. As an inducement to the lenders for extending the credit facility, the Company issued warrants to purchase an aggregate of 42,104 shares of the Company’s common stock to the lenders on February 24, 2003. Mr. Connors received a warrant to purchase 5,263 shares of the Company’s common stock. Mr. Curvey received a warrant to purchase 10,526 shares of the Company’s common stock. Mr. Remondi received a warrant to purchase 10,526 shares of the Company’s common stock. Mr. Romer received a warrant to purchase 5,263 shares of the Company’s common stock. Mr. Webb received a warrant to purchase 10,526 shares of the Company’s common stock. The exercise price of the warrants is $2.375 per share of common stock, and the warrants are immediately exercisable and have a term of ten years.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of Geerlings & Wade’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee currently consists of three directors: Messrs. Connors, Remondi and Webb, all of whom are independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(14). The duties of the Audit Committee are (i) to review with management and the independent public accountants the scope and results of any and all audits, the nature of any other services provided by the independent public accountants, changes in the accounting principles applied to the presentation of Geerlings & Wade’s financial statements, and any comments by the independent public accountants on Geerlings & Wade’s policies and procedures with respect to internal accounting, auditing and financial controls and (ii) to make recommendations to the Board of Directors on the engagement of the independent public accountants. The Board of Directors has adopted a written charter of the Audit Committee, and the Audit Committee evaluates its sufficiency on an annual basis.

Consistent with its duties, the Audit Committee has reviewed and discussed with the Company’s management the audited financial statements for the year ended December 31, 2002. BDO Seidman, LLP, the Company’s independent certified public accountants, issued their unqualified report dated February 13, 2003 (except Note 4, which is as of February 24, 2003) on Geerlings & Wade’s financial statements.

The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with BDO Seidman, LLP its independence as an auditor. The Audit Committee has also considered whether BDO Seidman, LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Geerlings & Wade’s audited financial statements for the year ended December 31, 2002 be included in the Annual Report on Form 10-K for the fiscal year then ended.

Audit Committee

of the Board of Directors

John M. Connors, Jr.

John J. Remondi

Robert L. Webb

March 2003

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of Geerlings & Wade’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page 18 shall not be incorporated by reference into any such filings.

The Compensation Committee of the Geerlings & Wade Board of Directors is currently composed of three outside directors: Messrs. Curvey, Remondi and Webb. The committee’s responsibilities include recommending the annual compensation arrangements for the President and Chief Executive Officer of Geerlings & Wade, reviewing the annual compensation arrangements for all other officers and significant employees of Geerlings & Wade and administering Geerlings & Wade’s Stock Option Plan. No member of this committee was an officer or employee of Geerlings & Wade during 2002.

Geerlings & Wade believes that all of its employees are vital to its continued success. It is crucial that employees understand Geerlings & Wade’s objectives and the role they play in the achievement of these objectives. With this in mind, Geerlings & Wade seeks to create a positive work environment for its employees, including an appropriate level of training and ample opportunities for advancement for all its employees.

Under the supervision of the Compensation Committee, Geerlings & Wade has developed and implemented compensation policies and plans that seek to tie the financial interests of Geerlings & Wade’s senior management with the interests of its stockholders. As a result, Geerlings & Wade seeks to reward performance in those quantitative areas believed to be important to the long-term interests of stockholders, namely enhanced sales growth and profitability and the successful implementation of Geerlings & Wade’s business plan. Geerlings & Wade believes that success in these quantitative areas will also be evidence of success in the qualitative areas discussed above relating to the work environment for Geerlings & Wade’s employees, employee training and employee opportunity for advancement. In addition, Geerlings & Wade seeks to provide total compensation packages that will attract the best talent to Geerlings & Wade, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term stockholder value. To implement these policies, Geerlings & Wade’s compensation structure has three components: base salary, cash bonuses and stock options.

Mr. Geerlings, Geerlings & Wade’s President and Chief Executive Officer, is a party to an employment agreement with Geerlings & Wade. For details regarding the employment agreement see “Employment Arrangements” on page 13 of this proxy statement.

Mr. Pearce, Geerlings & Wade’s Vice President, Chief Financial Officer, Treasurer, and Clerk, is a party to an amended employment agreement with Geerlings & Wade. For details regarding the employment agreement see “Employment Arrangements” on page 13 of this proxy statement. Pursuant to the agreement, Mr. Pearce was awarded 42,000 incentive stock options as an additional performance incentive that is linked to the future performance of Geerlings & Wade’s common stock. The Compensation Committee believes that the grant of such options provides appropriate incentive to Mr. Pearce by making a significant amount of his future remuneration contingent upon either a significant increase in the price of Geerlings & Wade common stock or a long period of future service to Geerlings & Wade. Mr. Pearce was paid $2,500 as a performance bonus in 2002.

Mr. Libby, Geerlings & Wade’s Chief Marketing Officer, is also party to an employment letter with Geerlings & Wade, which is described in detail on page 13 of this proxy statement. Mr. Libby was awarded an option to purchase 50,000 shares of the Company’s common stock pursuant to this letter. The value of this equity incentive is tied to the future performance of the Company’s common stock. Mr. Libby was also eligible for a bonus of up to $12,500 per calendar quarter based on mutually agreed upon targets. Mr. Libby was paid $34,818 as a performance bonus in 2002.

With respect to Geerlings & Wade’s other employees and executives, compensation is determined, in consultation with the Compensation Committee, by the President and Chief Executive Officer upon consideration of such individual’s performance and any changes in their functional responsibilities.

Employee and executive compensation is generally comprised of a combination of cash compensation and grants of options under Geerlings & Wade’s Stock Option Plan. Stock options are awarded during the year on a discretionary basis. Stock options are intended to offer an equity incentive for superior performance and to foster the retention of key personnel through awards structured to vest and become exercisable over time provided that the individual remains employed by Geerlings & Wade. There is no set formula for the award of options. Factors considered in making option awards to employees and executives of Geerlings & Wade include prior grants to such individual, the importance of retaining such individual’s services, such employee’s potential to contribute to the success of Geerlings & Wade and such employee’s past contributions to Geerlings & Wade.

Compensation Committee

of the Board of Directors

James C. Curvey

John J. Remondi

Robert L. Webb

March 2003

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in Geerlings & Wade’s cumulative total shareholder return on its common stock with the cumulative total return on the Nasdaq Market Index (Broad Market index) and a self-constructed peer group index,* for the five years preceding December 31, 2002, the last trading day of fiscal 2002. The cumulative total shareholder return is based on $100 invested in Geerlings & Wade common stock and in the respective indices on December 31, 1997 (including reinvestment of dividends). The stock prices on the performance graph are not necessarily indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG GEERLINGS & WADE, INC.,

NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DECEMBER 31, 1997

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDED DEC. 31, 2002

*	The peer group index is comprised of the following direct-mail retail marketing companies: Chronimed Inc. (CHMD), Concepts Direct, Inc. (CDIR), Green Mountain Coffee, Inc. (GMCR), Hanover Direct, Inc. (HNV), J. Jill Group, Inc. (JILL), Lillian Vernon Corp. (LVC), Spiegel, Inc. Class A (SPGLA) and Vermont Teddy Bear Co., Inc. (BEAR). Each of these companies is publicly traded. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Geerlings & Wade common stock as of March 17, 2003 (unless another date is specified by footnote), by each person known to Geerlings & Wade to be the beneficial owner of more than five percent of the Geerlings & Wade common stock, each director of Geerlings & Wade, each executive officer of Geerlings & Wade and all directors and executive officers of Geerlings & Wade as a group. Except as otherwise indicated, the beneficial owners of the Geerlings & Wade common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to applicable community property laws.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Palo Alto Investors LLC/Palo Alto Investors/William L. Edwards/Micro Cap Partners, L.P.(3)	845,970		21.8%

DIRECTORS & EXECUTIVE OFFICERS

John M. Connors, Jr.	175,262	(4)	4.5%

James C. Curvey	228,824	(5)	5.9%

Huib E. Geerlings	873,999	(6)	22.5%

Gregg A. Kober	27,500	(7)	*

Richard E. Libby	16,666	(8)	*

David R. Pearce	121,746	(9)	3.1%

John J. Remondi	282,524	(10)	7.3%

Gordon Romer	239,163	(11)	6.2%

Robert L. Webb	108,025	(5)	2.8%

All directors and executive officers as a group (9 persons)	2,073,709		50.3%

*	Less than 1%.
(1)	For purposes of determining beneficial ownership of Geerlings & Wade’s common stock, owners of options or warrants that are exercisable within 60 days of March 17, 2003 are considered to be the beneficial owners of the shares of the common stock for which such securities are exercisable.
(2)	Shares that may be acquired through the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.
(3)	As reported on Schedule 13D filed with the Securities and Exchange Commission on December 27, 2002. Palo Alto Investors, LLC, Palo Alto Investors, and William L Edwards may be deemed to be the beneficial owners of 821,865 shares as of December 27, 2002, and each reports that it has shared voting power and shared dispositive power with respect to such shares. Micro Cap Partners, L.P., an investment partnership of which Palo Alto Investors, LLC is the General Partner, is the beneficial owner of 471,100 of such shares and reports that it has shared voting power and shared dispositive power with respect to such shares. Palo Alto Investors, LLC, Palo Alto Investors and William L. Edwards may be deemed to have indirect beneficial ownership over shares beneficially owned by investment advisory clients of Palo Alto Investors, LLC or by an investment limited partnership of which Palo Alto Investors, LLC is the general partner. Palo Alto Investors is the manager of Palo Alto Investors, LLC. William L. Edwards is the controlling shareholder of Palo Alto Investors. William L. Edwards also reports his beneficial ownership of 24,105 shares over which he exercises sole voting power and sole dispositive power. The business address for Palo Alto Investors, Palo Alto Investors, LLC, Micro Cap Partners, L.P. and William L. Edwards is 470 University Avenue, Palo Alto, California 94301.

(4)	Includes options to purchase 9,999 shares of Geerlings & Wade’s common stock issued pursuant to the Non-Employee Director Stock Option Plan that are currently exercisable or are exercisable within 60 days of March 17, 2003 and warrants to purchase 5,263 shares of Geerlings & Wade’s common stock that are currently exercisable.
(5)	Includes options to purchase 17,499 shares of Geerlings & Wade’s common stock issued pursuant to the Non-Employee Director Stock Option Plan that are currently exercisable or are exercisable within 60 days of March 17, 2003 and warrants to purchase 10,526 shares of Geerlings & Wade’s common stock that are currently exercisable.
(6)	Includes options to purchase 9,999 shares of Geerlings & Wade’s common stock issued pursuant to the Non-Employee Director Stock Option Plan that are currently exercisable or are exercisable within 60 days of March 17, 2003.
(7)	Represents options to purchase 27,500 shares of Geerlings & Wade’s common stock that are currently exercisable or are exercisable within 60 days of March 17, 2003.
(8)	Represents options to purchase 16,666 shares of Geerlings & Wade’s common stock that are currently exercisable or are exercisable within 60 days of March 17, 2003.
(9)	Includes options to purchase 97,000 shares of Geerlings & Wade’s common stock that are currently exercisable or are exercisable within 60 days of March 17, 2003.
(10)	Includes options to purchase 2,499 shares of Geerlings & Wade’s common stock issued pursuant to the Non-Employee Director Stock Option Plan that are currently exercisable or are exercisable within 60 days of March 17, 2003 and warrants to purchase 10,526 shares of Geerlings & Wade’s common stock that are currently exercisable.
(11)	Includes warrants to purchase 5,263 shares of Geerlings & Wade’s common stock that are currently exercisable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Geerlings & Wade’s executive officers and directors, and persons who beneficially own more than ten percent of Geerlings & Wade’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to Geerlings & Wade copies of all Forms 3, 4 and 5 they file. In November 2002, Mr. Remondi filed a Form 4, which disclosed an option to purchase shares of the Company’s common stock granted to him, two days after the deadline to file such Form.

QUORUM REQUIREMENT AND METHOD OF TABULATION

Consistent with Massachusetts corporate law and Geerlings & Wade’s by-laws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the annual meeting. Votes cast by proxy or in person at the annual meeting will be counted by persons appointed by Geerlings & Wade to act as election inspectors for such annual meeting. The nominees for election as directors at the annual meeting who receive the greatest number of votes properly cast for the election of directors shall be elected. A majority vote of the number of shares present in person or represented by proxy at the annual meeting entitled to vote thereon is necessary to approve each of the amendment of the Company’s Stock Option Plan and the ratification of independent public accountants as well as any other matter which comes before the annual meeting, except where law, Geerlings & Wade’s restated articles of organization or by-laws require otherwise. The election inspector will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

At least ten days before the 2003 Annual Meeting of Stockholders, Geerlings & Wade shall make a complete list of the stockholders entitled to vote at the annual meeting open to the examination of any stockholder for any purpose germane to the annual meeting at its principal executive offices at 960 Turnpike Street, Canton, Massachusetts 02021. The list shall also be made available to stockholders present at the annual meeting.

FINANCIAL STATEMENTS

Geerlings & Wade’s audited financial statements for the fiscal year ended December 31, 2002 and certain other related financial and business information of Geerlings & Wade are contained in Geerlings & Wade’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed by Geerlings & Wade with the Securities and Exchange Commission on March 26, 2003 (including exhibits). Copies of such Annual Report on Form 10-K (excluding exhibits) are being mailed to stockholders concurrently with this proxy statement. Copies of such Annual Report on Form 10-K also may be obtained without charge by contacting Geerlings & Wade, 960 Turnpike Street, Canton, Massachusetts 02021, Attention: Investor Relations.

STOCKHOLDER PROPOSALS

In order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 to be considered by Geerlings & Wade for inclusion in Geerlings & Wade’s proxy material for Geerlings & Wade’s 2004 Annual Meeting of Stockholders, they must be received by Geerlings & Wade on or before December 5, 2003 at its principal executive office, 960 Turnpike Street, Canton, Massachusetts 02021, Attention: Investor Relations.

For proposals that stockholders intend to present at the 2004 Annual Meeting of Stockholders outside the processes of the Rule 14a-8 of the Securities Exchange Act of 1934, unless the stockholder notifies Geerlings & Wade of such intent on or before February 14, 2004, any proxy that management solicits for such annual meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

OTHER MATTERS

Management has no knowledge of any other matter that may come before the 2003 Annual Meeting of Stockholders and does not, itself, currently intend to present any such other matter. However, if any such other matters properly come before the annual meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

One proxy statement is being delivered to each stockholder unless Geerlings & Wade has received contrary instructions from one or more of the stockholders. Upon written or oral request, Geerlings & Wade will undertake to promptly deliver one copy of the proxy statement to stockholders at a shared address to which multiple copies of the proxy statement were delivered. To request delivery of a single copy of a proxy statement if you are receiving multiple copies, write to Geerlings & Wade at 960 Turnpike Street, Canton MA, 02021, Attention: Investor Relations or call (781) 821-4152 and request the change.

PROXY SOLICITATION

The cost of soliciting proxies will be paid by Geerlings & Wade. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of Geerlings & Wade by mail, telegram or in person.

Stockholders are urged to send in their proxies without delay. Your cooperation is appreciated.

Annex A

GEERLINGS & WADE, INC.

STOCK OPTION PLAN

1.    PURPOSE

The purpose of this Stock Option Plan (the “Plan”) is to advance the interests of Geerlings & Wade, Inc. (the “Company”) by enhancing the ability of the Company, and its parent and subsidiaries (if any) to attract and retain able employees, consultants or advisers to the Company; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company through interests in shares of the Company’s common stock, $.01 par value (the “Stock”). Any employee, consultant, or adviser selected to receive an award under the Plan is referred to as a “participant”.

Options granted pursuant to the Plan may be incentive stock options as defined in section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the “Code”) (any option that is intended so to qualify as an incentive stock option being referred to herein as an “incentive option”), or options that are not incentive options, or both. Except as otherwise expressly provided with respect to an option grant, no option granted pursuant to the Plan shall be an incentive option.

2.    ADMINISTRATION

The Plan shall be administered by the Board of Directors (the “Board”) of the Company. The Board shall have discretionary authority, not inconsistent with the express provisions of the Plan, (a) to grant option awards to such eligible persons as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine which options are, and which options are not, intended to be incentive options; (d) to determine the terms and conditions of each award; (e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 9 the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him or her under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is cancelled, to grant a new award on such terms as the Board shall specify) except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant’s consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c) and Section 6(g).

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the “Committee”), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. On and after registration of the Stock under the Securities Exchange Act of 1934 (the “1934 Act”), the Board shall delegate the power to select directors and officers to receive awards under the Plan and the timing, pricing, and amount of such awards to a Committee, all members of which shall be disinterested persons within the meaning of Rule 16b-3 under the 1934 Act and “outside directors” within the meaning of section 162(m)(4)(c)(i) of the Code.

3.    EFFECTIVE DATE AND TERM OF PLAN

The Plan shall become effective on the date on which it is approved by the shareholders of the Company. Grants of awards under the Plan may be made prior to that date (but after Board adoption of the Plan), subject to approval of the Plan by the shareholders.

No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

4.    SHARES SUBJECT TO THE PLAN

(a)  Number of Shares.    Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be the subject of awards granted under the Plan shall be 925,000. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants. No employee shall be entitled to grants of options in excess of 250,000 shares, subject to adjustment in accordance with Section 4(c).

(b)  Shares to be Delivered.    Shares delivered under the Plan shall be authorized but unissued Stock, or if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

(c)  Changes in Stock.    In the event of a stock dividend, stock split or combination of shares, recapitalization, or other change in the Company’s capital stock, the number and kind of shares of stock or securities of the Company subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares or securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(g)), acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension, or renewal of the option within the meaning of section 424(h) of the Code.

5.    AWARDS; ETC.

Persons eligible to receive awards under the Plan shall be those persons who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

Incentive options shall be granted only to “employees” as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

6.    TERMS AND CONDITIONS OF OPTIONS

(a)  Exercise Price of Options.    The exercise price of each option shall be determined by the Board but in the case of an incentive option shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value of the Stock at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. For this purpose, “fair market value” in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and “ten-percent shareholder” shall mean any participant who at the time of grant owns directly, or by reason of the attribution rules set forth in section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

(b)  Duration of Options.    An option shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the “Expiration Date”) shall be the date which is ten years (five years, in the case of an incentive option granted to a “ten-percent shareholder” as defined in (a) above) from the date the option was granted or such earlier date as may be specified by the Board at the time the option is granted.

(c)  Exercise of Options.

(1)	An option shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

(2)	Any exercise of an option shall be in writing, signed by the proper person and furnished to the Company, accompanied by (i) such documents as may be required by the Board and (ii) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

(3)	The Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or in connection with exercise, the participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (i) delivering to the Company Stock owned by such individual having a fair market value equal to such withholding obligation, or (ii) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

In the case of an incentive option, the Board may require as a condition of exercise that the participant exercising the option agree to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise. In addition, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the participant exercising the option agree to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

(4)	If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(d)  Payment for and Delivery of Stock.    Stock purchased upon exercise of an option under the Plan shall be paid for as follows: (i) in cash, check acceptable to the Company (determined in accordance with such guidelines as the Board may prescribe), or money order payable to the order of the Company, or (ii) if so permitted by the Board (which, in the case of an incentive option, shall specify such method of payment at the time of grant), (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Board specifies a shorter period) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or (B) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the person exercising the option.

(e)  Delivery of Stock.    A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan.

The Company shall not be obligated to deliver any shares of Stock (i) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

(f)  Nontransferability of Awards.    No award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an award may be exercised only by him or her.

(g)  Mergers, etc.    In the event of any merger, consolidation, dissolution, or liquidation of the Company, the Board in its sole discretion may, as to any outstanding awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such awards as it may determine, or accelerate, amend, or terminate such awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any award, shall require payment or other consideration which the Board deems equitable in the circumstances).

7.    TERMINATION OF EMPLOYMENT

If a participant’s employment or other service relationship with the Company terminates prior to the Expiration Date the following shall apply:

(a)	Options that are not exercisable immediately prior to the termination shall terminate, except that the Board may in its sole discretion provide that the participant or beneficiary receive in cash, with respect to each share of Stock to which an option relates, the excess of (i) the share’s fair market value on the date of the participant’s termination, over (ii) the option exercise price.

(b)

To the extent exercisable immediately prior to termination of employment or other service, the option shall continue to be exercisable thereafter during the period prior to the Expiration Date and within 60 days following the termination (180 days in the event that a participant’s service terminates by reason of death), unless the participant’s employment or other service is terminated “for cause” as defined in

(c) below, in which case all awards shall terminate immediately. Except as otherwise provided in an award, after completion of the 60-day (or 180-day) period, such awards shall terminate to the extent not previously exercised, expired, or terminated.

(c)	The following, as determined by the Board in its reasonable judgment shall constitute “cause” termination: (i) a participant’s failure to perform, or negligence in the performance of, his or her duties and responsibilities to the Company; (ii) a participant’s fraud, embezzlement or other material dishonesty with respect to the Company; or (iii) other conduct by a participant that is harmful to the business, interest, or reputation of the Company.

No option shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

In the case of any award, the Board may provide in the case of any award for post-termination exercise provisions different from those expressly set forth in this Section 7, including without limitation terms allowing a later exercise by a former employee, consultant or advisor (or, in the case of a former employee, consultant or advisor who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or other service, but in no case may an award be exercised after the Expiration Date.

8.    EMPLOYMENT RIGHTS

Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee of, or consultant or adviser to, the Company, its parent, or any subsidiary or affect in any way the right of the Company, its parent, or a subsidiary to terminate the participant’s relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

9.    EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, AND TERMINATION

Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company’s right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

The Board may at any time discontinue granting awards under the Plan. With the consent of the participant, the Board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards; except that no such amendment shall adversely affect the rights of any participant (without his or her consent) under any award previously granted.

         FORM OF PROXY FOR GEERLINGS & WADE, INC.'s 2003 ANNUAL MEETING

                             GEERLINGS & WADE, INC.

Proxy Solicited on behalf of the Board of Directors of Geerlings & Wade, Inc.
           for Annual Meeting of Stockholders to be held May 6, 2003

     The undersigned, having received the Notice of Annual Meeting of
Stockholders and the Proxy Statement on behalf of the Board of Directors of
Geerlings & Wade, Inc. (the "Company"), hereby appoints each of David R. Pearce,
Huib E. Geerlings and Iveta Estrella as proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Geerlings
& Wade to be held on May 6, 2003 at 3:00 p.m. at the offices of Ropes & Gray,
One International Place, Boston, MA 02110 and all adjournments thereof (the
"Annual Meeting") and to vote all shares of Common Stock of Geerlings & Wade that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

     This Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxy will be voted FOR the nominees,
FOR the amendment of the Stock Option Plan and FOR the ratification of the appointment of the independent public accountants. If either of the nominees is not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of Common
Stock for the Annual Meeting.

     SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR each of the following matters.
         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

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1. The election of two directors, for a term ending 2006.

|_|  FOR ALL NOMINEES                      NOMINEES:

                                           |_|  John M. Connors, Jr.
|_|  WITHHOLD AUTHORITY
     FOR ALL NOMINEES                      |_|  Huib E. Geerlings

|_|  FOR ALL EXCEPT
     (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and fill in the circle next to each
             nominee you wish to withhold, as shown here: o

2. To consider and act upon a proposal to amend and restate the Company's Stock
Option Plan to increase the authorized shares of Common Stock reserved for issuance thereunder from 600,000 to 925,000.

                FOR             AGAINST                 ABSTAIN
                [_]               [_]                     [_]

3. To consider and act upon a proposal to ratify the appointment of BDO Seidman,
LLP as independent public accountants of Geerlings & Wade for the year ending
December 31, 2003.

                FOR             AGAINST                 ABSTAIN
                [_]               [_]                     [_]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be
submitted via this method.                                              [_]

I plan to attend the meeting.                                           [_]

Signature of __________________________________________ Date ___________________
Shareholder

Signature of __________________________________________ Date ___________________
Shareholder

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.